Exhibit 10

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of May 17, 2005, by and among each of the persons listed as a Seller on Schedule A (each a “Seller” and collectively, the “Sellers”) and LANDMARK COMMUNICATIONS, INC., a Virginia corporation (“Buyer”). (Whenever the context may require, any pronoun used herein includes the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns includes the plural and vice versa.)

RECITALS:

A. Sellers, acting on their initiative, have privately offered to sell to Buyer all of their shares of capital stock (the “Shares”) in CoolSavings, Inc., a Delaware corporation (the “Company”); and

B. Buyer desires to purchase the Shares from Sellers on and subject to the terms set forth below.

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties agree as follows:

1. Sale of Sellers’ Stock. Subject to the terms and conditions of this Agreement, on the Closing Date (defined below), each Seller will sell to Buyer the number of Shares set forth opposite his name on Schedule A, and Buyer will purchase such Shares from each such Seller, for a purchase price of $0.80 per share (the “Purchase Price”). The Shares that Steven M. Golden is acquiring upon exercise of his outstanding options (described on Schedule B) and immediately selling to Buyer hereunder are designated on Schedule A as “Option Shares.”

2. Closing. The Closing (“Closing”) of the sale and purchase of the Shares shall take place at the offices of Jaffe, Raitt, Heuer & Weiss, P.C. (the “Closing Agent”), 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034-8214, on the date of this Agreement, or at such other time, date and place as is mutually agreeable to Sellers and Buyer (the “Closing Date”). At the Closing:

(a) Buyer shall deliver to the Closing Agent, for the benefit of Sellers, the aggregate Purchase Price for the Shares (the “Closing Proceeds”), by wire transfer to the Closing Agent’s attorney trust account pursuant to the instructions on Schedule C (such Closing Proceeds are $5,572,292);

(b) Each Seller shall deliver to the Closing Agent stock certificates representing his Shares, duly endorsed for transfer to Buyer (if a Seller’s Shares bear a restrictive legend, prior to Closing, such Seller shall take all action necessary to cause the legend to be removed), or if such Shares are held in a brokerage account in “street name,” such written instructions as Seller’s broker may require to transfer the Shares to Buyer, and, in the case of Steven M. Golden’s Option Shares, Steven M. Golden shall also deliver all exercise notices and documents required by the Company to cause the exercise of his options and the issuance to him of the Option Shares and a duly executed stock power to transfer such Shares to Landmark (the “Option Share Exercise and Transfer Documentation”); and

(c) The Closing Agent shall distribute to each Seller the amount of the Closing Proceeds due him as the Purchase Price for his Shares at such time as the Closing Agent has delivered to Buyer and the applicable brokers all documentation received under Section 2(a) above that is necessary to effect the transfer of the Shares to Buyer and, in the case of shares held in brokerage accounts, the brokers have confirmed the transfer to Buyer’s account listed on Schedule D; provided, in the case of the Shares being sold by Steven M. Golden or the Steven M. Golden Revocable Trust (the “Golden Revocable Trust”), the following procedures shall be followed:

(i) the Purchase Price for the Shares (other than the Option Shares) being sold by Steven M. Golden and the Golden Revocable Trust, less $606,500 (the “Option Exercise Funds”), may be distributed to Steven M. Golden and the Golden Revocable Trust in accordance with this Section 2(c) above in advance of the Purchase Price for the Option Shares;

(ii) the Closing Agent shall deliver to the Company on Steven M. Golden’s behalf the Option Funds (via wire transfer to the account designated on Schedule E), and the Option Share Exercise and Transfer Documentation; and

(iii) upon the Closing Agent’s receipt from the Company of confirmation that it has the requisite documentation and Option Funds to effect the issuance of the Option Shares to Steven M. Golden and their transfer to Landmark, the Closing Agent may disburse the Purchase Price for the Option Shares to Steven M. Golden.

3. Representations and Warranties of Sellers.

(a) Each Seller individually (except as provided in Section 3(b) below) represents and warrants to Buyer as follows:

(i) This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of him, enforceable in accordance with its terms.

(ii) The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (x) conflict with or violate (A) any order, decree, law, rule or regulation applicable to Seller or (B) any indenture, mortgage, lease, loan agreement or other agreement or instrument by which he or his assets is bound or affected, or (y) require any consent, approval, authorization or other order of, action by, filing with, or notification to, any federal, state or other governmental or regulatory authority.

(iii) Seller is the legal and beneficial owner of the Shares set forth opposite his name on Schedule A, free and clear of all liens and encumbrances, and, upon consummation of the purchase and sale contemplated hereby, Buyer will acquire good title to the Shares, free and clear of all liens and encumbrances, and Seller will no longer hold any Shares in the Company or any other capital stock in the Company or any right or option to acquire any capital stock in the Company.

(iv) There are no rights, options, warrants or subscriptions to purchase Seller’s Shares or any agreements which prohibit or restrict Seller’s sale or transfer of the Shares or any of Seller’s voting rights in the Shares (without limiting the foregoing, Seller has not appointed or granted any proxy which is still effective with respect to his Shares).

(v) No broker or finder’s fee or commission will be payable by Buyer as a result of the sale by Seller.

(vi) Seller has been entitled to obtain information from the Company concerning its business, financial condition, results of operations and prospects through the Company’s public filings, including, without limitation, the Company’s 10-Q for the quarter ending March 31, 2005 which was filed May 12, 2005 and has received sufficient information so as to be able to make an informed judgment. Seller further represents and warrants that he has determined to sell the Shares at the Purchase Price without any inducement, representation or warranty from the Company or Buyer or any of their respective affiliates, shareholders, directors, officers or employees, except as expressly set forth in this Agreement.

(b) Steven M. Golden hereby joins in the representations and warranties made by each of the Golden Revocable Trust and the Steven M. Golden Trust, such that Steven M. Golden shall be jointly and severally liable with each such Seller for any breach by such Seller of its representations and warranties made herein.

4. Representations and Warranties of Buyer. Buyer represents and warrants to each Seller as follows:

(a) Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute this Agreement and to perform its obligations under this Agreement in accordance with its terms.

(b) This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not (i) conflict with or violate (A) any provision of its charter/articles of incorporation, (B) any order, decree, law, rule or regulation applicable to Buyer’s assets or (C) any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer or its assets is bound or affected, or (ii) require any consent, approval, authorization or other order of, action by, filing with, or notification to, any federal, state or other governmental or regulatory authority (except for any federal securities law filings required as a consequence of effecting the purchase).

(d) Buyer is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Buyer has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof. Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended.

5. Miscellaneous.

(a) Amendment; Construction. Neither this Agreement, nor any term or provision, may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the parties against which the enforcement of the change, waiver, discharge or termination is sought. This Agreement shall not be construed more strictly against one party than the other by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that each party has contributed substantially to the preparation of this Agreement.

(b) Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

(c) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, estates, transferees and assigns.

(d) Governing Law. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

(e) Separate Counterparts. This Agreement may be executed in any number of counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(f) Integration. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and there are no representations and understandings not contained in this document.

(g) Further Assurances. Sellers and Buyer shall, at any time and from time to time after the Closing Date, execute, acknowledge and deliver such other or additional documents and instruments or take such action as may be reasonably required by any of them in order to carry out and give effect to the purposes and the provisions of this Agreement.

(h) Expenses. Each party shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and each Seller shall pay all applicable transfer taxes.

(i) Publicity. Each of Sellers and Buyer agree to hold confidential the terms and provisions of this Agreement and the terms of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 5(i) shall prevent either party from (i) making any public announcement or disclosure required by law (including, without limitation, any federal or state securities laws and any filings to be made in connection therewith) or the rules of any stock exchange or in connection with any regulatory filing, (ii) discussing this Agreement or its contents or the transactions contemplated hereby with those persons whose approval, agreement or action, as the case may be, is required for consummation of such particular transaction or transactions, (iii) discussing this Agreement or its contents or the transactions contemplated hereby with officers, directors or representatives of the Company or (iv) enforcing its rights hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGES FOLLOW]

WITNESS the parties have executed this Agreement as of the day and year first above written.

SELLERS:

/s/ Douglas J. Golden
DOUGLAS J. GOLDEN

/s/ Douglas J. Golden
DOUGLAS J. GOLDEN CGM SEP IRA CUSTODIAN

/s/ Douglas J. Golden
DOUGLAS J GOLDEN
ARTHUR WEISS TTEE U/A/D/ 01/01/99 FBO THE GOLDEN FAMILY TRUST

/s/ Rita R. Golden / /s/ James A. Golden
RITA R. GOLDEN AND JAMES A. GOLDEN

STEVEN M. GOLDEN TRUST

By:	/s/ Steven M. Golden
Steven M. Golden
Trustee

/s/ Steven M. Golden / /s/ Cherie Golden
STEVEN M. GOLDEN AND CHERIE GOLDEN JTWROS

/s/ Steven M. Golden
STEVEN M. GOLDEN

STEVEN M. GOLDEN REVOCABLE TRUST

By:	/s/ Steven M. Golden
Steven M. Golden
Trustee

/s/ Maritza Sabbagh Kozora
MARITZA SABBAGH KOZORA

HY & MYRA SHAPIRO FAMILY FOUNDATION

By:	/s/ Lawrence M. Shapiro
Lawrence M. Shapiro
Secretary-Treasurer

/s/ Malcolm N. Blumenthal
MALCOLM N. BLUMENTHAL, AS TRUSTEE FOR THE BRADLEY ALAN SHAPIRO MINOR TRUST

/s/ Malcolm N. Blumenthal
MALCOLM N. BLUMENTHAL, AS TRUSTEE FOR THE ROBERT BANK SHAPIRO MINOR TRUST

/s/ Lawrence M. Shapiro
LAWRENCE M. SHAPIRO, AS CUSTODIAN FOR SETH MAXWELL SHAPIRO

BUYER:

LANDMARK COMMUNICATIONS, INC.

By:	/s/ Guy R. Friddell, III
Guy R. Friddell, III
Executive Vice President

We agree to the instructions under Section 2 above:

JAFFE, RAITT, HEUER & WEISS, P.C.

By:	/s/ Peter Sugar
Peter Sugar
Attorney

SCHEDULE A

SHARES

SELLER	SHARES		AGGREGATE PURCHASE PRICE
Douglas Jay Golden	833,500		$666,800

Douglas J Golden CGM SEP IRA Custodian	25,800		$20,640

Douglas J Golden Arthur Weiss TTEE U/A/D/ 01/01/99 FBO The Golden Family Trust	80,500		$64,400

Rita R. and James A. Golden	23,900		$19,120

Steven M. Golden Trust	461,000		$368,800

Steven M. Golden and Cherie Golden JTWROS	4,900		$3,920

Steven M. Golden	100		$80

Steven M. Golden Revocable Trust	4,290,565		$3,432,452

Maritza Sabbagh Kozora	23,000		$18,400

Hy & Myra Shapiro Family Foundation	6,900		$5,520

Malcolm N. Blumenthal, as Trustee for the Bradley Alan Shapiro Minor Trust	1,000		$800

Malcolm N. Blumenthal, as Trustee for the Robert Bank Shapiro Minor Trust	1,000		$800

Lawrence M. Shapiro, As Custodian for Seth Maxwell Shapiro	200		$160

Steven M. Golden	1,213,000	(Option)	$970,400

TOTAL:			$5,572,292